Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference and use in this Registration Statement on Form S-3 of Ameris Bancorp of our reports dated February 24, 2012, relating to our audit of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

April 18, 2012